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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

Contact:    G. Gail Edwards              or            David Calusdian
            President and Chief                        Executive Vice President
            Financial Officer                          Sharon Merrill
            GC Companies, Inc.                         Associates, Inc.
            (617) 277-4320                             (617) 542-5300

     GC COMPANIES, INC. SIGNS LETTER OF INTENT WITH AMC ENTERTAINMENT, INC.

CHESTNUT HILL, MA, December 7, 2001 -- GC Companies, Inc. (OTC: GCCXQ), parent company of General Cinema Theatres, Inc., announced today that it has signed a letter of intent with AMC Entertainment Inc. (AMEX: AEN) providing for the acquisition of all of the equity of the reorganized Company pursuant to a plan of reorganization to be filed with the Bankruptcy Court under Chapter 11 of the U.S. Bankruptcy Code. Key creditors of the Company, including the Official Committee of Unsecured Creditors, have executed support agreements in which they have agreed to the terms of the letter of intent and the proposed plan of reorganization.

Under the terms of the letter of intent, subject to Bankruptcy Court approval, the Company's creditors will receive consideration consisting of cash, AMC subordinated notes, or AMC common stock. The types and amounts of consideration paid under the plan of reorganization will depend upon the Bankruptcy Court's final determination of allowed claim amounts and upon the elections of certain creditors between types and amounts of consideration available to those creditors.

If the plan of reorganization is confirmed by the Bankruptcy Court and implemented, all existing shares of the Company's Common Stock will be cancelled and will no longer represent an equity interest in the Company; however, on terms and conditions to be set forth in the plan of reorganization, existing holders of the Company's Common Stock will be provided with the option to participate in a rights offering relating to the assets of the Company's investment portfolio.

The transaction is subject to regulatory approvals, resolution of claims of lenders of certain subsidiaries, and Bankruptcy Court approval and other conditions. It is anticipated that the Bankruptcy Court will confirm the plan of reorganization by March 20, 2002.

GC Companies operates 73 theatres with 677 screens in the United States and has a 50% interest in a joint venture that operates 17 theatres with 160 screens in South America.
                                     -more-
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Forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," and similar expressions are intended to identify such forward-looking statements; however, this press release also contains other forward-looking statements. GC Companies cautions that there are various important factors that could cause actual results to differ materially from those indicated in the forward-looking statements; accordingly, there can be no assurance that such indicated results will be realized. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the bankruptcy court approval of the proposed plan of reorganization and the related AMC Entertainment investment and numerous other approvals incident to our operations in Chapter 11 and our ultimate reorganization; competitive pressure in GC Companies' market; dependence upon motion picture productions and performance; the ability to achieve planned openings or closings of theatres and screens; seasonality; business conditions in the movie industry and other complementary markets; general economic conditions and the risk factors detailed from time to time in GC Companies' periodic reports and registration statements filed with the Securities and Exchange Commission, including GC Companies' Annual Report on Form 10K for the year ended October 31, 2000. By making these forward-looking statements, GC Companies does not undertake an obligation to update them in any manner except as may be required by GC Companies' disclosure obligations in filings it makes with the Securities and Exchange Commission under Federal securities laws.